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                                  EXHIBIT 23.3

                             [GEOQUEST LETTERHEAD]

                                    CONSENT

     We hereby consent to all references to this Company in the Registration Statement on Form S-2 covering the sale of Mallon Resources Corporation common stock and all amendments to the Registration Statement.

                                          GEOQUEST RESERVOIR TECHNOLOGIES, INC.


                                          By /s/ DANIEL D. DOMERACKI

                                             ---------------------------------

                                             Name: Daniel D. Domeracki


                                            Title: Vice President,
                                             Operations -- The Americas


                                            Reservoir Technologies



September 17, 1996